Exhibit 10.50

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED1

2005 EQUITY INCENTIVE PLAN

2006 RESTRICTED SHARE AWARD AGREEMENT

You have been granted a restricted share award (the “Restricted Share Award”) on the following terms and subject to the provisions of Attachment A hereto and the Warner Chilcott Holdings Company, Limited2 2005 Equity Incentive Plan, as amended and restated (the “Plan”). Unless defined in this 2006 Restricted Share Award Agreement (including Attachment A, the “Agreement”), capitalized terms will have the meanings ascribed to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Grantee:	[INSERT Full Name]

Total Number of Restricted Shares Underlying Award:	Class A ordinary shares, par value $.01, of the Company (“Restricted Shares”)

Grant Date:	,

Vesting Schedule:	Ordinary vesting is 25% on each anniversary of the Grant Date. Special vesting provisions apply in certain events (see Attachment A).

[1]	Name to be amended in the event of a change in name.

[2]	Adjust for name change.

Attachment A

2006 SHARE AWARD AGREEMENT

TERMS AND CONDITIONS

GRANT TO: [NAME]

Section 1. Grant of Restricted Share Award.

(a) Grant. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee on the Grant Date a Restricted Share Award bearing the terms set forth on the cover page of this Agreement is more fully described herein.

(b) Plan and Defined Terms. This award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement. Capitalized terms, unless defined in Section 7 or a prior Section of this Agreement shall have the meaning ascribed to them in the Plan.

Section 2. Issuance of Shares.

(a) Share Certificates. The Company shall cause to be issued certificates for the Restricted Shares representing this award, registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship). In connection with the execution of this Agreement the Grantee shall deliver to the Company a duly-executed blank share power in the form attached hereto as Exhibit A.

(b) Voting Rights. The Grantee shall have voting rights with respect to the Restricted Shares.

(c) Dividends. All share dividends, if any, that are paid on unvested Restricted Shares and all share dividends, if any, that are paid on any share dividends (any such share dividends, “Restricted Share Dividends”) and all cash dividends paid on unvested Restricted Shares (or on Restricted Share Dividends) (“Cash Dividends”) shall be treated as set forth in Section 3(b).

(d) Section 83(b) Election. If the Grantee chooses, the Grantee may make an election under Section 83(b) of the Code, which would cause the Grantee currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the FMV of the award (determined as of the date of the award) over the Purchase Price (if any), which excess will be subject to U.S. federal income tax. The form for making a Section 83(b) election is attached as Exhibit B. The Grantee acknowledges that it is the Grantee’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within 30 days after the Grant Date may result in the recognition of ordinary income on any future appreciation on the Restricted Shares.

(e) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the grant of this award and/or the filing of a Section 83(b) election as a condition to the grant of this award, and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. Notwithstanding the foregoing, the Company may permit, in its sole discretion, the Grantee to satisfy any withholding obligation relating to the Restricted Shares by making a share withholding election in the manner described below. In order to make a share withholding election, effective as of the date (each a “Withholding Date”) on which a withholding obligation arises with respect to any of the Class A Common Shares included in the Restricted Shares (in each case, the “Taxable Shares”) the Grantee shall submit to the Company an executed share power in the form attached hereto as Exhibit A which the Company shall use to effect, as of the Withholding Date, the transfer to the Company of a number of vested Class A Common Shares owned and designated by the Grantee having a Designated Value which is equal to the product of the Grantee’s Withholding Rate multiplied by the aggregate Designated Value of the relevant Taxable Shares. If a share withholding election is permitted by the Company and made by the Grantee, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Grantee, an amount of cash withholding equal to the product of the aggregate Designated Value of the Class A Common Shares so transferred to the Company. The “Designated Value” of the relevant Taxable Shares and Class A Common Share shall be determined as follows: (A) if the Withholding Date is a date during a week in which Class A Common Shares are publicly traded, the Designated Value of each Taxable Share and Class A Common Shares shall be the average market price of a Class A Common Share on the Withholding Date or, if the Withholding Date is not a trading day on US markets, the last trading day immediately preceding the Withholding Date and (B) if the Withholding Date is a date during a week in which the Class A Common Shares are not publicly traded, the Designated Value of each Taxable Share and Class A Common Share shall be the value of an unrestricted Class A Common Share as determined by an independent appraiser retained by the Company to perform a valuation with respect to the Company, or if no such valuation is completed, the Designated Value shall be the value of an unrestricted Class A Common Share reasonably established by the Company. The “Grantee’s Withholding Rate” shall be the minimum required federal, state and local withholding rate applicable with respect to the Taxable Shares as of the Withholding Date applicable to such Taxable Shares.

Section 3. Certain Restrictions. The following provisions shall apply to each Restricted Share until such share vests in accordance with Section 4:

(a) The certificate representing such Restricted Shares shall be held in custody by the Company and such shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Grantee or the Grantee’s spouse.

(b) All Restricted Share Dividends, all Cash Dividends and all new, substituted or additional securities or other property (“Additional Property”), shall be subject to the same restrictions as the Restricted Shares to which such Restricted Share Dividend, Cash Dividend or Additional Property relates and will be held in custody by the Company on the same terms as such Restricted Shares.

(c) The certificate representing such Restricted Shares shall bear a legend that the securities are subject to a certain Share Award Agreement which provides, among other things, for certain restrictions on the transfer and encumbrance of such securities, and for the vesting of such securities according to particular provisions.

(d) The holder of such Restricted Shares shall have no liquidation rights with respect thereto.

(e) In the event that the Grantee’s employment with the Company or the applicable Subsidiary thereof terminates prior to the first anniversary of the Grant Date and such termination was by the Company (or the applicable Subsidiary thereof) for Cause or by the Grantee without Good Reason, then all unvested Restricted Shares (and all Restricted Share Dividends, Cash Dividends and Additional Property related to such unvested Restricted Shares) shall be forfeited, and all of the Grantee’s rights, or the rights of any spouse of such Grantee, to such unvested Restricted Shares (and such Restricted Share Dividends, Cash Dividends and Additional Property) shall terminate.

(f) In the event that the Grantee’s employment with the Company or the applicable Subsidiary thereof terminates for any reason other than as provided in Section 3(e), the vesting of unvested Restricted Shares as of the date of such termination shall be governed by Section (f) of Schedule A and all unvested Restricted Shares as of such date of termination which do not become vested as a result of the Application of such Section (f) shall be forfeited by the Grantee and redeemed and cancelled by the Company without consideration.

Section 4. Vesting of Restricted Shares.

(a) Vesting. Subject to the provisions of this Agreement, the Restricted Shares shall vest in accordance with the provisions of Schedule A.

(b) Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any Restricted Shares:

(i) the restrictions referred to in Section 3 shall cease to exist with respect to such Restricted Shares;

(ii) the Company will cause to be issued and delivered to the Grantee a certificate or certificates for the number of Restricted Shares which have so vested, and the number of shares represented by the Restricted Share Dividends, if any, paid with respect to such Restricted Shares;

(iii) The Company will cause to be delivered to the Grantee any Cash Dividends or Additional Property with respect to such vested Restricted Shares that are held in the custody of the Company; and

(iv) the Company will cause to be issued a certificate or certificates for the remaining unvested Restricted Shares registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship), which certificate or certificates will continue to be held in the custody of the Company in accordance with Section 3.

Section 5. Adjustment of Shares.

In the event of a Recapitalization, the terms of this award (including, without limitation, the number and kind of Class A Common Shares subject to this award) shall be adjusted as set forth in Section 13(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this award shall be subject to the agreement of merger or consolidation, as provided in Section
 13(b) of the Plan.

Section 6. Miscellaneous Provisions.

(a) No Retention Rights. Nothing in this award or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing the Grantee), which rights are hereby expressly reserved by the Company, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

c/o Warner Chilcott Holdings Company, Limited3

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to the Grantee, to the address that he most recently provided to the Company,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c) Entire Agreement. This Agreement and the Plan and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and

[3]	Adjust for name change.

contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee.

(f) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Governing Law, Venue. All issues concerning the relative rights of the Company and the Grantee with respect to each other shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action pr proceeding brought in any such court has been brought in an inconvenient forum.

(h) Waiver of Jury Trial. The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Schedules/Exhibits. Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k) Counterparts. The parties may execute this Agreement in one or more counterparts, each of which constitutes an original copy of this Agreement and all of which, collectively constitute only one agreement. The signatures of all the parties need not appear on the same counterpart.

(l) Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Restricted Shares pursuant to the provisions of this Agreement.

(m) Plan. The Grantee acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Plan. The Grantee has read carefully, and understands, the provisions of such document.

Section 7 . Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda or New York City are authorized to or required by applicable law to close.

(d) “Cause” has the meaning ascribed to such term in the Grantee’s employment or severance agreement, or if such Grantee is not a party to an employment or severance agreement or “Cause” is not defined therein, “Cause” means:

(i) the conviction of such Grantee of a felony (other than a violation of a motor vehicle or moving violation law) or conviction of such Grantee of a misdemeanor if such misdemeanor involves moral turpitude; or

(ii) voluntary engagement by such Grantee in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of the Company or any of its Subsidiaries in the course of such Grantee’s employment; or

(iii) the willful refusal (following written notice) by such Grantee to carry out specific directions of (A) the Board or (B) the Board of Directors of any of the Company’s Subsidiaries with which such Grantee is employed or of which such Grantee is an officer, which directions are consistent with such Grantee’s duties to the Company or any of the Company’s Subsidiaries, as the case may be; or

(iv) the material violation by such Grantee of any material provision of such Grantee’s employment, severance or related agreement (other than for reasons related only to the business performance of the Company or business results achieved by such Grantee); or

(v) the commission by such Grantee of any act of gross negligence or intentional misconduct in the performance of such Grantee’s duties as an employee of the Company or any of its Subsidiaries.

For purposes of this definition, no act or failure to act on such Grantee’s part shall be considered to be Cause if done, or omitted to be done, by such Grantee in good faith and with the reasonable belief that the action or omission was in the best interest of the Company or any of the Company’s Subsidiaries with which such Grantee is employed or of which such Grantee is an officer, as the case may be.

(e) “Change of Control” has the meaning ascribed to such term in the Plan. For the avoidance of doubt, a Change of Control shall not include an IPO unless the definition of Change of Control is otherwise satisfied.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(g) “Committee” means the compensation committee of the Board of Directors of the Company.

(h) “Disability” has the meaning ascribed to such term in the Grantee’s employment or severance agreement, or if such Grantee is not a party to an employment or severance agreement or “Disability” is not defined therein, “Disability” has the meaning specified in any disability insurance policy maintained by the Company.

(i) “Disabled” has the meaning ascribed to such term in the Grantee’s employment or severance agreement, or if such Grantee is not a party to an employment or severance agreement or if “Disabled” is not defined therein, “Disabled” has the meaning specified in any disability insurance policy maintained by the Company.

(j) “Employee” means any individual who is a common-law employee of the Company or a Subsidiary thereof.

(k) “FMV” with respect to a Restricted Share, means the fair market value of a Restricted Share, as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

(l) “Good Reason”, with respect to any Grantee who is an employee of the Company, or any of its Subsidiaries, has the meaning ascribed to such term in such Grantee’s employment or severance agreement or, if such Grantee is not a party to an employment or severance agreement or “Good Reason” is not defined therein, “Good Reason” means:

(a) the assignment to the Grantee of duties materially inconsistent with such person’s position (including status, offices, titles and reporting requirements) or any other action by any of the companies which results in a diminution of such person’s position, authority, duties or responsibilities, or

(b) any of the companies requiring the Grantee to be based at any office or location other than the office or location for which such person was hired;

provided, that any event described in clauses (a) or (b) above shall constitute Good Reason only if the relevant company fails to cure such event within 30 days after such company’s receipt from the Grantee of written notice of the event which constitutes Good Reason; provided further, that Good Reason shall cease to exist for an event on the 90th day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the relevant company written notice thereof prior to such date.

(m) “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(n) “Purchase Price” means the price, if any, paid by the Grantee for the Restricted Shares.

(o) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(p) “Service” means service as an Employee.

(q) “Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED[4]

By:
Name: [••••••]
Title: [••••••]

[Name of Grantee]

SIGNATURE PAGE: RESTRICTED AWARD

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED[5]

By:
Name: [••••••]
Title: [••••••]

[Name of Grantee]

SIGNATURE PAGE: RESTRICTED AWARD

[5]	Adjust for name change.

EXHIBIT A

SHARE POWER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto Warner Chilcott Holdings Company, Limited6 (the “Company”),                      (            ) Class A ordinary shares, par value $.01, of the Company standing in his name on the books of the Company represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint                      his attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company. Such transfer of shares is being effected for immediate cancellation by the Company.

Dated:	Signature:

Print Name and Mailing Address

[name]
[mailing address]

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A-1

EXHIBIT B

Section 83(b) Election

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Social Security Number:

(2)	The property with respect to which the election is being made is Class A ordinary shares, par value $.01 per share, of Warner Chilcott Holdings Company, Limited[7] (“Restricted Shares”)

(3)	The property was issued on .

(4)	The taxable year in which the election is being made is the calendar year .

(5)	The property is subject to vesting as follows: the Restricted Shares will vest ratably over four years in 25% increments.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to Warner Chilcott Holdings Company, Limited[8] for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on .

[7]	Adjust for name change.

[8]	Adjust for name change.

B-1

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his U.S. Federal income tax returns and must be made within 30 days after the execution date of the Share Award Agreement. This filing should be made by registered or certified mail, return receipt requested. You should retain two copies of the completed form for filing with your U.S. Federal and state tax returns for the current tax year and an additional copy for your records.

B-2

SCHEDULE A

VESTING OF RESTRICTED SHARES

Subject to the terms set forth in the Agreement and the Plan, the Restricted Shares vest as follows:

(a) 25% of the Restricted Shares shall vest on the first anniversary of the Grant Date;

(b) 25% of the Restricted Shares shall vest on the second anniversary of the Grant Date;

(c) 25% of the Restricted Shares shall vest on the third anniversary of the Grant Date;

(d) 25% of the Restricted Shares shall vest on the forth anniversary of the Grant Date (the first, second, third and forth anniversary of the Grant Date each a “Vesting Date”).

(e) In connection with a Change of Control, the Restricted Shares still subject to vesting shall fully vest immediately prior to the consummation of the Change of Control.

(f) If, prior to a Vesting Date, the Grantee’s employment with the Company or one of its Subsidiaries is terminated due to death or Disability (as defined in Grantee’s employment or severance agreement, as the case may be), by the employer without Cause or by the Grantee for Good Reason (the date of such termination of employment, the “Termination Date”), then a portion of the 25% of the Restricted Shares which were otherwise due to vest on such Vesting Date shall vest on the Termination Date as follows:

(i) If the Termination Date is more than nine (9) months before the next Vesting Date, none of such Restricted Shares shall vest;

(ii) If the Termination Date is more than six (6) months but no more than nine (9) months before the next Vesting Date, 25% of such Restricted Shares shall vest;

(iii) If the Termination Date is more than three (3) months but no more than six (6) months before the next Vesting Date, 50% of such Restricted Shares shall vest; and

(iv) If the Termination Date is three (3) months or less before the next Vesting Date, 75% of such Restricted Shares shall vest.

Schedule A-1